Exhibit 99.1

Investor Relations Contact:	Media Relations Contact:
Ed Merritt	Gerri Dyrek
Vice President, Investor Relations, Treasury	Group Vice President, Corporate Communications
investorrelations@digitalriver.com	gdyrek@digitalriver.com
+1 952-225-3362	+1 952-225-3719

Digital River Names David C. Dobson as Chief Executive Officer

MINNEAPOLIS — Feb. 28, 2013 — Digital River, Inc. (NASDAQ: DRIV), the revenue growth experts in global cloud commerce, announced today that its board of directors has appointed David C. Dobson chief executive officer.  Dobson, 50, who will also join Digital River’s board of directors, was previously executive vice president at CA Technologies, a global IT management software and solutions company.

Dobson succeeds Digital River’s Chairman Thomas Madison, who has served as interim chief executive officer while the company conducted a search for a permanent replacement.  Madison will continue to serve as the non-executive chairman of Digital River’s board of directors.

“On behalf of the board of directors and senior management team, I want to welcome David Dobson to Digital River,” said Madison. “With an extensive background in software and technology, David has successfully developed products and solutions for cloud-based environments, led innovation initiatives, and built businesses around comprehensive outsourcing models with rich partner ecosystems. This expertise, combined with a proven track record of increasing revenues and profits for high-tech enterprises with worldwide customer and employee bases, makes him an ideal match for Digital River. We are looking forward to his contributions as we continue to advance our platform and leadership position in the e-commerce industry.”

“I am honored and excited to join Digital River. With a history of innovation and a world-class talent base, the company has earned industry recognition as a global e-commerce expert and built online businesses for some of the largest and most respected brands on the Internet,” said Dobson. “I am looking forward to helping Digital River return to growth and accelerate the pace at which the company is creating value for customers, investors and employees.”

David C. Dobson Biography

Dobson joins Digital River from CA Technologies where he was executive vice president and group executive for the company’s Global Lines of Business. Dobson was responsible for leading CA’s broad portfolio of products and solutions for mainframe, distributed and cloud computing environments.  His team played a key role in repositioning CA as a market leader in cloud enablement solutions, as well as driving increased revenue, market share and profitability during his tenure.

Prior to joining CA Technologies in 2010, Dobson served as president of Pitney Bowes Management Services, a wholly owned subsidiary of Pitney Bowes, Inc. Also during his tenure at Pitney Bowes, Dobson served as executive vice president and chief strategy and innovation officer, where he was responsible for leading the development of the company’s long-term strategy and increasing the company’s focus and capacity on innovation as a source of growth.

Before coming to Pitney Bowes in 2008, Dobson was chief executive officer of Corel Corporation, a global provider of leading software titles, including CorelDRAW®, WordPerfect® and WinZip®.  During his three years at Corel, the company grew revenue 20 percent year-over-year and increased profits by more than 30 percent each year. In 2006, he was instrumental in leading the company’s successful initial public offering.

Before joining Corel in 2005, Dobson spent 19 years at IBM where he held a number of senior management positions, including corporate vice president, Emerging Business Opportunities, and president and general manager, IBM Printing Systems Division.

He currently serves on the board of International Decision Systems, a privately held, Minneapolis-based software company. Dobson graduated from McMaster University in Hamilton, Canada, with a degree in electrical engineering and management.

About Digital River, Inc.

Digital River, Inc., the revenue growth experts in global cloud commerce, builds and manages online businesses for software and game publishers, consumer electronics manufacturers, distributors, online retailers and affiliates. Its multi-channel commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running a global commerce operation. The company’s comprehensive platform offers site development and hosting, order management, global payments, cloud-based billing, fraud management, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

Founded in 1994, Digital River is headquartered in Minneapolis with offices across the U.S., Asia, Europe and South America. For more details about Digital River, visit the corporate website, follow the company on Twitter or call +1 952-253-1234.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the company’s anticipated strategies or plans, and future growth, including future financial performance, as well as statements containing the words “anticipates,” “believes,” “plans,” “will,” “expects,” or “guidance” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the company’s operating history and variability of operating results; competition in the commerce market; challenges associated with international expansion; the company’s ability to successfully undertake a management transition; the variability of foreign exchange rates; any breach or compromise of the company’s security systems; the company’s ability to successfully manage our business while undertaking significant internal investments; the company’s ability to execute upon our payments strategy and expand our business in this sector; the company’s ability to achieve favorable tax rates in our international operations; and other risk factors referenced in the company’s public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended Dec. 31, 2012.

Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s analysis only as of the date hereof. The company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Digital River is a registered trademark of Digital River, Inc. All other company and product names are trademarks, registrations or copyrights of their respective owners.

Twitter Tags: #ecommerce

Tweet This: Global #ecommerce expert Digital River names David C. Dobson CEO.

###